Exhibit 1.3

EXTRA SPACE STORAGE INC.

Up to $500,000,000 of Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: May 15, 2019

(i)

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D-1	–	Form of Opinion of Company Counsel
Exhibit D-2	–	Form of Opinion of Company Counsel – Tax
Exhibit D-3	–	Form of Opinion of General Counsel to the Company
Exhibit D-4	–	Form of Opinion of Venable LLP
Exhibit E	–	Officer Certificate
Exhibit F	–	Issuer Pricing Free Writing Prospectus

(ii)

Extra Space Storage Inc.

Up to $500,000,000 of Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

May 15, 2019

BMO Capital Markets Corp.

3 Times Square

New York, NY 10036

Ladies and Gentlemen:

Extra Space Storage Inc., a Maryland corporation (the “Company”), and Extra Space Storage LP, a Delaware limited partnership (the “Operating Partnership”), each confirms its agreement (this “Agreement”) with BMO Capital Markets Corp. (the “Sales Agent”), as follows:

SECTION 1.    Description of Securities. Each of the Company and the Operating Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through the Sales Agent, acting as agent and/or principal, shares (the “Securities”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”), having an aggregate sale price of up to $500,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Securities issued and sold under this Agreement or any Alternative Distribution Agreements (as defined below) shall be the sole responsibility of the Company, and the Sales Agent shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Sales Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which became effective upon filing under Rule 462(e) (“Rule 462(e)”) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities. The Company agrees that whenever it determines to sell Securities directly to the Sales Agent as principal it will enter into a separate written agreement containing the terms and conditions of such sale.

The Company has filed, in accordance with the provisions of the Securities Act, with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3ASR (File No. 333-231506), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such automatic shelf registration statement. The Company will furnish to the Sales Agent, for use by the Sales Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the

Securities. Except where the context otherwise requires, such automatic shelf registration statement, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein (the “Incorporated Documents”), and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) or deemed to be a part of such automatic shelf registration statement pursuant to Rule 430B under the Securities Act (“Rule 430B”), is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

The Company and the Operating Partnership have also entered into eight (8) additional separate equity distribution agreements (each an “Alternative Distribution Agreement” and, collectively, the “Alternative Distribution Agreements”), each dated as of even date herewith, with J.P. Morgan Securities LLC, BB&T Capital Markets, a division of BB&T Securities, LLC, BNP Paribas Securities Corp., BofA Securities, Inc., Jefferies LLC, Regions Securities LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC, respectively (each, an “Alternative Placement Agent” and together with the Sales Agent, the “Placement Agents”). The aggregate offering price of the Securities that may be sold pursuant to this Agreement and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

The Company agrees that whenever it determines to sell Securities directly to an Alternative Placement Agent as principal it will enter into a separate written agreement in form and substance satisfactory to both the Company and the Alternative Placement Agent covering such sale.

SECTION 2.    Placements. Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Sales Agent by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the

Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such Exhibit B), and shall be addressed to each of the individuals from the Sales Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. If the Sales Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Sales Agent will, prior to 8:30 a.m. (New York City time) on the Business Day (as defined below) following the Business Day on which such Placement Notice is delivered to the Sales Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Sales Agent (set forth on Exhibit B) setting forth the terms that the Sales Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Sales Agent until the Company delivers to the Sales Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Sales Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Sales Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Sales Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 hereof or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Sales Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Sales Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Sales Agent and either (i) the Sales Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. On any Trading Day (as defined herein) that the Company wishes to sell the Securities, the Company may sell the Securities through only one Placement Agent. For the purposes hereof, “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banks are required to be closed in New York City.

SECTION 3.    Sale of Placement Securities by the Sales Agent. Subject to the provisions of Section 6(a) hereof, the Sales Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Sales Agent will provide written confirmation, including by email or fax transmission, to the Company no later than 8:30 a.m. (New York City time) on the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Sales Agent pursuant to Section 2 hereof with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Sales Agent (as set forth in Section 6(b)) hereof from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Sales Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act (“Rule 415”), including without limitation sales made directly on the New York Stock Exchange (the “NYSE”), on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Sales Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

SECTION 4.    Suspension of Sales. The Company or the Sales Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice or any Placement Securities sold under an Alternative Distribution Agreement. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals of the other party named on Exhibit B hereto, as such exhibit may be amended from time to time.

SECTION 5.    Representations and Warranties.

(a)    Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to the Sales Agent as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of the time of each sale of any Securities pursuant to this Agreement (each such time, an “Applicable Time”) and as of each Settlement Date (as defined below), and agrees with the Sales Agent, as follows:

(1)    Compliance with Registration Requirements. At the time of filing the Original Registration Statement, the Company met the requirements for use of Form S-3ASR under the Securities Act, and the offering and sale of the Securities as contemplated hereby, complies with, the requirements of Rule 415. The Original Registration Statement was filed by the Company with the Commission not earlier than three years prior to the date hereof. The Original Registration Statement became effective under the Securities Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act (“Rule 405”), and the Securities have been and remain eligible for registration by the Company on an automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission. No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or the securities authority of any jurisdiction. Any request on the part of the Commission for additional information has been complied with.

At the respective times the Original Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Sales Agent and the Securities pursuant to Rule 430B(f)(2) and at each Settlement Date, the Original Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements under the Securities Act, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Original Registration Statement, or any post-effective amendment thereby or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with the Agent Information (as hereinafter defined).

Any preliminary prospectus (including the base prospectus filed as part of the Original Registration Statement or any amendment thereto) complied when so filed in all material respects with the Securities Act and any such preliminary prospectus and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Sales Agent (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus (as defined below) relating to the Securities, as of its issue date and as of the relevant Applicable Time and Settlement Date, or until any earlier date that the issuer notified or notifies the Sales Agent as described in Section 7(d) hereof, did not, does not and will not (A) include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified, or (B) include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Sales Agent specifically for use therein. As used herein, “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form furnished (electronically or otherwise) to the Sales Agent for use in connection with the offering of the Securities.

At the effectiveness of the Original Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act (“Rule 163(c)”)) made any offer relating to the Securities in reliance on the exemption of Rule 163, the Company was a “well-known seasoned issuer,” as defined in Rule 405.

At the effectiveness of the Original Registration Statement, at the earliest time after the effectiveness of the Original Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and as of the execution of this Agreement (with such time of execution being used as the determination date for purposes of this clause), the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(2)    Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(3)    Independent Accountants. Ernst & Young LLP, the accountant whose reports appear in the Registration Statement or Prospectus or are incorporated by reference therein, is, and during the periods covered by such reports was, a registered independent public accountant as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (“PCAOB”).

(4)    Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the consolidated financial position of the entities to which they relate at the dates indicated and the consolidated statements of operations, statements of comprehensive income and statements of cash flows of the Company and its subsidiaries (as defined under the Exchange Act) (each, a “Subsidiary” and collectively, the “Subsidiaries”) for the periods specified, as applicable; and all such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act or the Exchange Act, as applicable (except as may be indicated in the notes thereto), and have been prepared on a consistent basis with the books and records of the Company. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects and in accordance with GAAP, the information required to be stated therein. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in the Registration Statement and the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto) and otherwise have been prepared in accordance with, in the case of businesses acquired or to be acquired, the applicable financial statement requirements of Rule 3-05 in all material respects or, in the case of real estate operations acquired or to be acquired, Rule 3-14 of Regulation S-X in all material respects. The supporting schedules, if any, present fairly in all material respects and in accordance with GAAP the information required to be stated

therein. The summary financial data and selected financial data included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement and the Prospectus. Any pro forma financial statements and the related notes and any pro forma and pro forma as adjusted financial information and related notes included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Any information contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies in all material respects with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus.

The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(5)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any of the Subsidiaries which are material with respect to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, (C) except as otherwise disclosed in the Prospectus, there has been no obligation or liability, direct or contingent (including any off-balance sheet obligations) incurred by the Company, the Operating Partnership or any Subsidiary, which is material to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, (D) other than the issuance of Common Stock pursuant to the exercise or vesting of any Awards (as defined herein) outstanding on the date hereof and issued pursuant to the Equity Plans (as defined herein), there have been no changes in the authorized or outstanding capital stock of the Company, the Operating Partnership or the Subsidiaries, (E) there have been no material changes in the outstanding indebtedness of the Company or the Operating Partnership, and (F) except for regular quarterly or monthly dividends on the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Common Stock, preferred stock or other capital stock of the Company (“Capital Stock”).

(6)    Good Standing of the Company and the Operating Partnership. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement and to issue, sell and deliver the Securities as contemplated herein. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with full limited partnership power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus, and to execute and deliver this Agreement and to perform its obligations as contemplated herein.

(7)    Foreign Qualification of the Company and the Operating Partnership. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Operating Partnership is duly qualified to do business and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

(8)    Units to be Issued. The units of partnership interest in the Operating Partnership (the “OP Units”) to be issued by the Operating Partnership to the Company in connection with the Company’s contribution of the proceeds from the sale of the Securities to the Operating Partnership have been duly authorized for issuance by the Operating Partnership to the Company, and at each Settlement Date, will be validly issued and fully paid. Such OP Units will be exempt from registration or qualification under the Securities Act and applicable state securities laws. None of the OP Units will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership.

(9)    Tax Status of Operating Partnership. The Operating Partnership has not been and is not treated as a corporation, association taxable as a corporation or a publicly traded partnership for purposes of the Internal Revenue Code of 1986, as amended (the “Code”); and neither the Company nor the Operating Partnership knows of any event that would cause or is likely to cause the Operating Partnership to be treated as a corporation, association taxable as a corporation or a publicly traded partnership.

(10)    Good Standing of Subsidiaries. The Company has provided complete and correct copies of the articles of incorporation and the bylaws (or comparable organizational documents) of the Company, the Operating Partnership and each Significant Subsidiary (as defined below) and all amendments thereto have been delivered and, except as set forth in the Registration Statement or any Incorporated Document, no changes therein will be made on or after the date hereof through and including each Applicable Time; the Company, through two wholly-owned Subsidiaries, owned approximately 90.5% of the outstanding OP Units as of March 31, 2019; each of the “significant subsidiaries” of the Company as defined in Rule 405 of the Securities Act, including ESS Holdings Business Trust I and ESS Holdings Business Trust II (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”), has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or trust, as applicable, in good standing under the laws of the jurisdiction of its organization, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation, limited liability company, limited partnership or trust, as applicable, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Operating Partnership has no “significant subsidiary,” other than as set forth in Annex A hereto; all of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, as applicable, and, with respect to such securities, are owned directly or indirectly by the Company or the Operating Partnership subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(11)    Capitalization. The issued and outstanding shares of Capital Stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. None of the Company’s outstanding shares of Common Stock were issued in violation of any preemptive rights, resale rights, rights of first refusal or other similar rights and no further approval or authority of the Company’s stockholders or the Company’s Board of Directors is required for the issuance and sale of the Securities; except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its Capital Stock or any securities convertible into or exchangeable for any of such Capital Stock.

(12)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(13)    Authorization of Securities. The Securities to be sold by the Company pursuant to this Agreement have been duly and validly authorized and, when issued and delivered against payment of the consideration set forth herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal or similar rights.

(14)    Description of Securities. The Capital Stock of the Company, including the Securities, conforms in all material respects to the description thereof included or incorporated by reference in the Registration Statement and the Prospectus and the certificates for the Securities are in due and proper form and the holders of the Securities will not be subject to personal liability by reason of being such holders.

(15)    Absence of Defaults and Conflicts. None of the Company, the Operating Partnership nor any of the Subsidiaries is in violation of its organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document (as defined below), except for such violations or defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the issuance and sale of the Securities and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with or without notice, lapse of time or both, would result in any breach of or constitute a default under) (A) the charter, bylaws, limited liability company agreement, partnership agreement or other organizational documents, as applicable, of the Company, the Operating Partnership or any of the Subsidiaries, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected (collectively, the “Company Documents”), (C) any federal, state, local or foreign law, regulation or rule, (D) any decree, judgment or order applicable to the Company, the Operating Partnership or any of the Subsidiaries or any of their respective properties, or (E) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of the Subsidiaries, except, in case of (B), (C), (D) or (E), as would not, individually or in the aggregate have a Material Adverse Effect.

(16)    Absence of Labor Dispute. None of the Company, the Operating Partnership or any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (A) there is (i) no unfair labor practice complaint pending or, to the knowledge of the Company, the Operating Partnership or any of the Subsidiaries, threatened against the Company, the Operating Partnership or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the knowledge of the Company, the Operating Partnership or any of the Subsidiaries, threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of either of the Company, the Operating Partnership or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries and (iii) no union representation dispute currently existing concerning the employees of the Company, the Operating Partnership or any of the Subsidiaries, and (B) to the knowledge of either of the Company, the Operating Partnership or any of the Subsidiaries, (i) no union organizing activities are currently taking place concerning the employees of the Company, the Operating Partnership or any of the Subsidiaries and (ii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company, the Operating Partnership or any of the Subsidiaries;

(17)    Absence of Proceedings. There is no action, suit, claim, investigation or proceeding pending or threatened, or to the knowledge of the Company or the Operating Partnership or any of the Subsidiaries or to which any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby.

(18)    Accuracy of Descriptions. The description of the Company’s organization and current and proposed method of operation set forth in the Prospectus under the heading “U.S. Federal Income Tax Consequences” is an accurate and fair summary of the matters referred to therein.

(19)    Possession of Intellectual Property. Except as described in the Registration Statement and the Prospectus, the Company, the Operating Partnership or a Subsidiary, as applicable, owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses as currently conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”). Except as described in the Registration Statement and the Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, (i) there are no third parties who have or, to the knowledge of the Company and the Operating Partnership, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which the Registration Statement and the Prospectus disclose is licensed to the Company or the Operating Partnership and for licenses for or other rights to use Intellectual

Property which is licensed to the Company on a non-exclusive basis; (ii) none of the Company, the Operating Partnership or any of the Subsidiaries has received written notice of any infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the knowledge of the Company and the Operating Partnership, threatened action, suit, proceeding or claim by others challenging the Company’s and the Operating Partnership’s rights in or to any Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the knowledge of the Company and the Operating Partnership, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company and the Operating Partnership are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the knowledge of the Company and the Operating Partnership, threatened action, suit, proceeding or claim by others that the Company and the Operating Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and the Operating Partnership are unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property owned by or licensed to the Company or the Operating Partnership; and (vii) none of the Company, the Operating Partnership or any of the Subsidiaries is aware of any prior art that may render any patent application owned by the Company, the Operating Partnership or any Subsidiary of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.

(20)    Property. None of the Company, the Operating Partnership or any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any real property owned in fee simple or leased by the Company, the Operating Partnership or the Subsidiaries as of the date of this Agreement (collectively, for purposes of this subsection only, the “Properties”) or any part thereof which would have a Material Adverse Effect; all options and rights of first refusal to purchase all or part of any Property or any interest therein that are required to be described in the Registration Statement and the Prospectus are disclosed therein; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; none of the Company, the Operating Partnership or any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company, the Operating Partnership or any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) of any of the Subsidiaries that are required to be described in the Registration Statement and the

Prospectus are disclosed therein; no tenant of any of the Properties is in default under any of the leases pursuant to which any property is leased (and the Company and the Operating Partnership do not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that, individually or taken as a whole, would not have a Material Adverse Effect.

(21)    Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of Capital Stock or other securities of the Company or any creditor of the Company, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution, delivery or performance by the Company of this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement and the Prospectus, except such as have been obtained under the Securities Act and the Exchange Act or such as may be required under state securities or blue sky laws, or under the rules of the Financial Industry Regulatory Authority (“FINRA”).

(22)    Possession of Licenses and Permits. Except as described in the Registration Statement and the Prospectus, the Company, the Operating Partnership and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to so possess would not, individually or in the aggregate, have a Material Adverse Effect; the Company, the Operating Partnership and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company, the Operating Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result or reasonably be expected to result in a Material Adverse Effect.

(23)    Title to Property. The Company, the Operating Partnership and each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement and the Prospectus as being owned by them, in each case, free and clear of all liens, claims, security interests or other encumbrances (“Liens”), except such Liens as (a) are described in the Registration

Statement and the Prospectus or (b) do not, individually or in the aggregate, have a Material Adverse Effect and do not materially interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership or any of the Subsidiaries. All Liens that are required to be disclosed in the Registration Statement and Prospectus are disclosed therein. All real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company, the Operating Partnership or any of the Subsidiaries are held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company, the Operating Partnership and the Subsidiaries; and all such leases and subleases are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect.

(24)    Investment Company Act. Neither the Company, the Operating Partnership nor any Subsidiary is, and upon the sale of the Securities to the Sales Agent as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus under the caption “Use of Proceeds,” will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(25)    Environmental Laws. (A) the Company, the Operating Partnership and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company, the Operating Partnership and the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; (B) there are no past, present or, to the knowledge of either of the Company and the Operating Partnership, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that would reasonably be expected to give rise to any material costs or liabilities to the Company, the Operating Partnership or any Subsidiary under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; (C) except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Company, the Operating Partnership or any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged liability or release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). As used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.

(26)    Absence of Registration Rights. Except as disclosed in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company or the Operating Partnership to issue or sell to it any shares of Common Stock or shares of any other Capital Stock or other equity interests of the Operating Partnership or the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests in the Operating Partnership or the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Operating Partnership or the Company in connection with the offer and sale of the Securities, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Securities as contemplated thereby. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold pursuant to this Agreement by the Company under the Securities Act.

(27)    NYSE. The Securities have been approved for listing on the NYSE, subject only to official notice of issuance.

(28)    Taxes. The Company, the Operating Partnership and the Subsidiaries have filed in a timely manner all foreign, federal, state and local tax returns that are required to be filed through the date hereof or have properly requested and been granted extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that, to the Company’s knowledge, has been, or would reasonably be expected to be, asserted against the Company, the Operating Partnership or any of the Subsidiaries or any of their respective properties or assets, which, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

(29)    Insurance. The Company, the Operating Partnership and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company, the Operating Partnership and the Subsidiaries and their businesses; such insurance as the Company deems adequate and that insures against losses and risks to an extent which is adequate in accordance with customary industry practice is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase.

(30)    Disclosure Controls and Procedures. The Company, the Operating Partnership and the Subsidiaries maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. With respect to stock options or other equity incentive grants (collectively, “Awards”) granted subsequent to August 17, 2004 pursuant to the equity-based compensation plans of the Company (the “Equity Plans”), (i) all stock options have been granted with a per-share exercise price that is either (x) at least equal to the fair market value of a share of Common Stock as of the date of such grant, or (y) at least equal to the five-day average closing stock price of a share of Common Stock prior to the date of such grant, (ii) each such grant was made in compliance in all material respects with the Equity Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, and (iii) each such grant has been properly accounted for in all material respects in accordance with generally accepted accounting principles in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission.

(31)    Internal Accounting Controls. The Company has established and maintains (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, (ii) disclosure controls and procedures sufficient to enable its management to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company’s registered public accounting firm and the Audit Committee of the Board of Directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which would adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Any material weaknesses in internal controls have been identified for the Company’s registered public accounting firm. Since the date of the most recent evaluation of such internal control over financial reporting, (i) there have been no significant changes in internal controls or in other factors that would significantly adversely affect internal controls, (ii) no control deficiencies have arisen that would constitute a “material weakness,” and (iii) except as disclosed in the Registration Statement and the Prospectus, no control deficiencies have arisen that would constitute a “significant deficiency” that, individually or in the aggregate, would have a Material Adverse Effect.

(32)    Compliance with the Sarbanes-Oxley Act. The Company and any officers and directors of the Company, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”).

(33)    Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by the Sales Agent as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by the Sales Agent.

(34)    Actively Traded Security. The Common Stock qualifies as an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(35)    Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, neither the Company nor the Operating Partnership, nor any of their respective directors, officers, affiliates or controlling persons, has taken or will take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(36)    Statistical or Market-Related Data. Any statistical or market-related data incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company and the Operating Partnership believe to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent necessary or as required.

(37)    Foreign Corrupt Practices Act. None of the Company, the Operating Partnership or any of the Subsidiaries, nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any other applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense under the Bribery Act of 2010 of the United Kingdom, or any other applicable anti-corruption or anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery laws; and the Company, the Operating Partnership and the Subsidiaries, and, to the knowledge of the Company and the Operating Partnership, their affiliates, have conducted their businesses in compliance with the FCPA and any other applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(38)    Money Laundering Laws. The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted since August 17, 2004 in compliance with applicable financial recordkeeping and reporting requirements and money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(39)    OFAC. None of the Company, the Operating Partnership, the Subsidiaries or, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or the Operating Partnership or the Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria; and the Company and the Operating

Partnership will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions.

(40)    Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to the Sales Agent or any affiliate thereof.

(41)    ERISA. The Company and the Operating Partnership are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Security Act of 1974, as amended (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or the Operating Partnership would have any liability; the Company and the Operating Partnership have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which the Company and the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for any such noncompliance, reportable event, liability, or failure to qualify that would not result in a Material Adverse Effect.

The assets of the Company and the Operating Partnership do not constitute “plan assets” of an ERISA regulated employee benefit plan.

(42)    No Finder’s Fee. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings other than the Alternative Distribution Agreements, between the Company and the Operating Partnership and any person that would give rise to a valid claim against the Company, the Operating Partnership or the Sales Agent for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(43)    Proprietary Trading by the Sales Agent. The Company acknowledges and agrees that the Sales Agent has informed the Company that the Sales Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent in a separate written agreement containing the terms and conditions of such sale.

(44)    REIT Status. The Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Code for each taxable year commencing with its taxable year ended December 31, 2004, and its organization and method of operation (as described in the Registration Statement and the Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2019 and thereafter.

(45)    All Legal Proceedings Filed. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

(46)    Periodic Reviews of Environmental Laws. In the ordinary course of their business, the Company, the Operating Partnership and the Subsidiaries conduct periodic reviews of the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(47)    No Fire, Explosion, Flood or Calamity. None of the Company, the Operating Partnership or any of the Subsidiaries has sustained since the date of the last audited financial statements included or incorporated by reference in the Registration Statement or the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or government action, order or decree, except as would not have a Material Adverse Effect or disclosed in the Prospectus.

(48)    No Termination of Contracts. None of the Company, the Operating Partnership or any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company, the Operating Partnership or any Subsidiary or, to the knowledge of any such entity, any other party to any such contract or agreement.

(49)    Personal Loans. The Company has provided you with true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (B) since July 30, 2002, made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(50)    No Payment of Funds Violating Law. None of the Company, the Operating Partnership or any of the Subsidiaries nor, to the knowledge of either of the Company or the Operating Partnership, any employee or agent of the Company, the Operating Partnership or any Subsidiary has made any payment of funds of the Company, the Operating Partnership or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(51)    No FINRA Affiliations. To the knowledge of either of the Company or the Operating Partnership, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Prospectus.

(52)    No Reliance for Advice on Securities. The Company and the Operating Partnership have not relied upon the Sales Agent or legal counsel for the Sales Agent for any legal, tax or accounting advice in connection with the offering and sale of the Securities, other than with respect to applicable requirements of state securities or “blue sky” laws or similar laws of foreign jurisdictions.

(53)    Securities Issued in Compliance with Laws. All securities issued by the Company, the Operating Partnership or any of the Subsidiaries have been issued and sold in compliance with all applicable federal and state securities laws.

(54)    No Cross-Defaulted or Cross-Collateralized Mortgages. The mortgages and deeds of trust encumbering the properties and assets described in general in the Prospectus are not convertible and are not cross-defaulted or cross-collateralized to any property not owned by the Company, the Operating Partnership or any Subsidiaries, except as disclosed in the Prospectus; and none of the Company, the Operating Partnership or any Subsidiaries hold participating interests in such mortgages and deeds of trust.

(55)    Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except where the failure to so operate would not have a Material Adverse Effect. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, except where the failure to so implement and maintain such controls would not have a Material Adverse Effect. To the knowledge of the Company and the Operating Partnership, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except where the failure to so comply would not have a Material Adverse Effect.

(56)    No Business with Cuba. The Company and the Operating Partnership have complied and will comply with all the provisions of Florida Statutes, Section 517.075 (Chapter 92-198, Laws of Florida); neither the Company nor any of the Subsidiaries or affiliates does business with the government of Cuba or any person or affiliate located in Cuba.

(b)    Certificates. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Sales Agent or to counsel for the Sales Agent in connection with the offering of Securities as contemplated by this Agreement shall be deemed a representation and warranty by the Company and the Operating Partnership, as the case may be, to the Sales Agent as to the matters covered thereby.

SECTION 6.    Sale and Delivery to the Sales Agent; Settlement.

(a)    Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Sales Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Sales Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that the Sales Agent will be successful in selling Placement Securities, (ii) the

Sales Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) the Sales Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent in a separate written agreement containing the terms and conditions of such sale.

(b)    Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Sales Agent at which such Placement Securities were sold, after deduction for (i) the Sales Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Sales Agent hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)    Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Sales Agent’s or its designee’s account (provided the Sales Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Sales Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date in accordance with the terms of this Agreement, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) and Section 10(d) hereof, it will (i) hold the Sales Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to the Sales Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)    Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Sales Agent may request in writing at least one full Business Day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless the Sales Agent shall otherwise instruct.

(e)    Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (i) together with all sales of Securities under this Agreement and each of the Alternative Distribution Agreements, the Maximum Amount, (ii) the amount available for offer and sale under the currently effective Registration Statement and (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Sales Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Sales Agent in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement and the Alternative Distribution Agreements, exceed the Maximum Amount.

(f)    Black-out Limitations. Notwithstanding any other provision of this Agreement, the Company and the Sales Agent agree that no sales of Placement Securities shall take place, and the Company shall not request the sale of any Placement Securities that would be sold, and the Sales Agent shall not be obligated to sell, (i) during any period in which the Company is, or would reasonably be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(f)(1) hereof, at any time during the period commencing on the tenth (10th) business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(1)    If the Company wishes to offer or sell Securities to the Sales Agent as agent at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Sales Agent (with a copy to counsel to the Sales Agent) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Sales Agent, and prior to its filing, obtain written consent of the Sales Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide the Sales Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(o), (p) and (q), respectively, hereof, (iii) afford the Sales Agent the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 6(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 6(f) hereof shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(o), (p) and (q), respectively, hereof, and (B) this Section 6(f)(1) shall in no way affect or limit the operation of clause (i) of Section 6(f) hereof, which shall have independent application.

SECTION 7.    Covenants of the Company. The Company covenants with the Sales Agent as follows:

(a)    Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Sales Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), (i) the Company will notify the Sales Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; provided, however, if any such supplement to the Prospectus does not relate to the Placement Securities and no Placement Notice is pending, the Company may satisfy this Section 7(a)(i) by notifying the Sales Agent, of such supplement to the Prospectus no later than the close of business on the date of first use of such supplement; (ii) the Company will prepare and file with the Commission, promptly upon the Sales Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Sales Agent (provided, however, that the failure of the Sales Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Sales Agent within a reasonable period of time before the filing and the Sales Agent has not reasonably objected thereto (provided, however, that the failure of the Sales Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the

Sales Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) under the Securities Act (without reliance on Rule 424(b)(8) under the Securities Act).

(b)    Notice of Commission Stop Orders. The Company will advise the Sales Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof as soon as reasonably practicable.

(c)    Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Sales Agent may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Sales Agent to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Sales Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Sales Agent or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Sales Agent to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Sales Agent such number of copies of such amendment or supplement as the Sales Agent may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or conflicts with the information contained in the Registration Statement or the Prospectus or included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Sales Agent to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e)    Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Sales Agent, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Placement Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Sales Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities.

(f)    Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Sales Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)    Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Sales Agent under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i)    Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)    Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k)    Notice of Other Sales. From the time the Company issues a Placement Notice until the settlement of sales of all Placement Securities remaining under such Placement Notice (as amended in the corresponding Acceptance, if applicable), the Company will not, without (i) giving the Sales Agent at least three (3) Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Sales Agent suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Sales Agent in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415, a registration statement on Form S-8 or Form S-4 or a post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (w) the Common Stock to be offered and sold through the Sales Agent pursuant to this Agreement or the Common Stock to be offered and sold through any Alternative Placement Agent pursuant to their respective Alternative Distribution Agreements, (x) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time and (y) the issuance, grant or sale of any equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance or sale of Common Stock upon exercise thereof (including upon redemption of OP Units).

(l)    Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Sales Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Sales Agent pursuant to this Agreement.

(m)    Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Sales Agent may reasonably request.

(n)    Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold pursuant to this Agreement and the Alternative Distribution Agreements, the Net Proceeds to the Company and the compensation payable by the Company to the Sales Agent with respect to such Placement Securities pursuant to this Agreement and the Alternative Distribution Agreements.

(o)    Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:

(i)    each time the Company:

(A)    files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(B)    files an Annual Report on Form 10-K under the Exchange Act;

(C)    files a Quarterly Report on Form 10-Q under the Exchange Act; or

(D) files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(ii) at any other time reasonably requested by the Sales Agent (each such date of filing of one or more of the documents referred to in clauses (i)(A) through (D) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish the Sales Agent with a certificate, in the form attached hereto as Exhibit E within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending for any Placement Agent, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder or under any Alternative Distribution Agreement (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities through any Placement Agent following a Representation Date when the Company relied on such waiver and did not provide any Placement Agent with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Sales Agent sells any Placement Securities, the Company shall provide the Placement Agents with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.

(p)    Legal Opinions. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable or then in effect, the Company shall cause to be furnished to the Sales Agent written opinions of (i) Latham & Watkins LLP, corporate and tax counsel to the Company, (ii) the general counsel to the Company (together, “Company Counsel”), (iii) Venable LLP, Maryland counsel for the Company, or other counsel satisfactory to the Sales Agent, in form and substance reasonably satisfactory to the Sales Agent and its counsel, dated the date that the opinions are required to be delivered, substantially similar to the form attached hereto as Exhibit D-1, Exhibit D-2, Exhibit D-3 and Exhibit D-4, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Sales Agent with a letter (a “Reliance Letter”) to the effect that the Sales Agent may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q)    Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable or then in effect, the Company shall cause its independent accountant (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Sales Agent letters (the “Comfort Letters”), dated the date the Comfort Letters are delivered, in form and substance satisfactory to the Sales Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r)    Opinion of Counsel for the Sales Agent. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable or then in effect, the Sales Agent shall have received the favorable written opinions of (i) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Sales Agent and the Alternative Placement Agents, dated such date, with respect to such matters as the Placement Agents may reasonably request, and (ii) Ballard Spahr LLP, or other counsel satisfactory to the Sales Agent, dated such date, with respect to certain Maryland law matters.

(s)    Market Activities. Neither the Company nor the Operating Partnership will, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Sales Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and, provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.

(t)    Insurance. The Company, the Operating Partnership and the Subsidiaries shall use their commercially reasonable efforts to maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(u)    Compliance with Laws. The Company, the Operating Partnership and each of the Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company, the Operating Partnership and each of the Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected to have a Material Adverse Effect.

(v)    Investment Company Act. Each of the Company and the Operating Partnership is familiar with the Investment Company Act, and the rules and regulations thereunder, and will conduct its affairs in such a manner as to reasonably ensure that none of the Company, the Operating Partnership nor any of the Subsidiaries will be or become, at any time prior to the termination of this Agreement, required to register as an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(w)    Securities Act and Exchange Act. The Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(x)    No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing by the Company and the Sales Agent in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Sales Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Sales Agent as principal or agent hereunder.

(y)    Sarbanes-Oxley Act. The Company, the Operating Partnership and the Subsidiaries will use their commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(z)    Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Sales Agent and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(aa)    REIT Treatment. The Company currently intends to continue to qualify as a REIT under the Code and will use its best efforts to enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent tax years that include any portion of the term of this Agreement; unless the Company’s board of directors determines in good faith that it is in the best interests of the Company’s stockholders not to continue to so qualify.

SECTION 8.    Payment of Expenses. The Company agrees to pay the costs, expenses and fees incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Sales Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Sales Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Sales Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Sales Agent and the Alternative Placement Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Sales Agent of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Sales Agent to investors, (vii) the preparation, printing and delivery to the Sales Agent of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements or wrappers required in connection with offers or sales in other jurisdictions and any supplements thereto and the disbursements of counsel for the Sales Agent in connection therewith, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Sales Agent and the Alternative Placement Agents in connection with, any review by FINRA of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE.

SECTION 9.    Conditions of the Sales Agents’ Obligations. The obligations of the Sales Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company and the Operating Partnership contained in this Agreement or in certificates of any officer of the Company or the Operating Partnership or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company or the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement; Payment of Filing Fee. The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the Securities Act and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of the Prospectus).

(b)    No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company, the Operating Partnership or any of the Subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the

Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)    No Misstatement or Material Omission. The Sales Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agent’s reasonable opinion is material, or omits to state a fact that in the Sales Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)    Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect.

(e)    Opinions of Counsel for the Company. The Sales Agent shall have received the favorable opinions of Company Counsel, required to be delivered pursuant to Section 7(p) hereof on or before the date on which such delivery of such opinion is required pursuant to Section 7(p) hereof.

(f)    Representation Certificate. The Sales Agent shall have received the certificate required to be delivered pursuant to Section 7(o) hereof on or before the date on which delivery of such certificate is required pursuant to Section 7(o) hereof.

(g)    Accountant’s Comfort Letter. The Sales Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(q) hereof on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(q) hereof.

(h)    Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.

(i)    No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(j)    Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o) hereof, counsel for the Sales Agent shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to deliver the opinion herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)    Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(l)    Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Sales Agent by written notice to the Company to each of the individuals set forth on Exhibit B, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 13 and 22 hereof shall survive such termination and remain in full force and effect.

SECTION 10.    Indemnification.

(a)    Indemnification by the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Sales Agent, its affiliates (as such term is defined in Rule 405), and each person, if any, who controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of any offering of Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Sales Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Information).

(b)    Indemnification by the Sales Agent. The Sales Agent agrees to indemnify and hold harmless each of the Company and the Operating Partnership and each of the Company’s directors and each of the Company’s officers who signed the Registration Statement, each person who controls the Company and the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company and the Operating Partnership within the meaning of Rule 405 against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information. The Company acknowledges that the legal name of the Sales Agent as set forth on the cover of the Prospectus Supplement constitutes the only information furnished in writing by or on behalf of the Sales Agent for inclusion in the Prospectus (collectively, the “Agent Information”).

(c)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Sales Agent and each person, if any, who controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Sales Agent with the consent of the Company, such consent not to be unreasonably withheld or delayed; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company with the consent of the Sales Agent, such consent not to be unreasonably withheld or delayed. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party, such consent not to be unreasonably withheld or delayed) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Sales Agent and each person, if any, who controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (such consent not to be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)    Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 10 and in Section 11 hereof shall not affect any agreements among the Company and the Sales Agent or its affiliates with respect to indemnification of each other or contribution between themselves.

SECTION 11.    Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Sales Agent on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership on the one hand and of the Sales Agent on the other hand in connection with the statements or omissions.

The relative benefits received by the Company and the Operating Partnership on the one hand and the Sales Agent on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership on the one hand and the total commissions received by the Sales Agent on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Operating Partnership on the one hand and the Sales Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Sales Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Sales Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, the Sales Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities placed by it and distributed to the public were offered to the public exceeds the amount of any damages which the Sales Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Sales Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Operating Partnership.

SECTION 12.    Representations, Warranties and Agreements to Survive Delivery. The respective representations, warranties, indemnities, agreements and other statements of the Company and the Operating Partnership and of the Sales Agent set forth in or made pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Sales Agent or controlling person, or by or on behalf of the Company and the Operating Partnership, and shall survive delivery of the Securities to the Sales Agent.

SECTION 13.    Termination of Agreement.

(a)    Termination; General. The Sales Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Sales Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE MKT LLC (the successor market to the American Stock Exchange (AMEX)), the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Termination by the Company. The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)    Termination by the Sales Agent. The Sales Agent shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)    Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the earlier to occur of (i) the issuance and sale of all of the Placement Securities through the Sales Agent or the Alternative Placement Agents on the terms and subject to the conditions set forth herein and in the Alternative Distribution Agreements with an aggregate sale price equal to the Maximum Amount or (ii) three years having elapsed since the Registration Statement became effective pursuant to Rule 462(e) under the Securities Act.

(e)    Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f)    Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)    Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, and Section 23 hereof shall survive such termination and remain in full force and effect.

SECTION 14.    Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Sales Agent shall be directed to BMO Capital Markets Corp., 3 Times Square, 25th Floor, New York, New York 10036, Attention: Eric Benedict; Facsimile: 212 702 1231, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, 801 17th Street, NW, Washington, D.C. 20006, Attention: Stuart A. Barr, Esq., and notices to the Company and the Operating Partnership shall be directed to it at 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah 84121, Attention: General Counsel, with a copy to Latham & Watkins LLP, 12670 High Bluff Drive, San Diego, California 92130, Attention: Craig M. Garner, Esq.

SECTION 15.    Parties. This Agreement shall inure to the benefit of and be binding upon the Sales Agent, the Company, the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Sales Agent, the Company, the Operating Partnership and their respective successors and the controlling persons and officers, trustees and directors, employees or agents referred to in Sections 10 and 11 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Sales Agent, the Company, the Operating Partnership and their respective successors, and said controlling persons and officers, trustees and directors employees or agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Sales Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.    Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 17.    Governing Law and Time. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.    Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

SECTION 20.    Interpretation. As used in this Agreement, the following terms have the respective meanings set forth below:

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Sales Agent outside of the United States.

SECTION 21.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 22.    Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Sales Agent, and the Sales Agent represents, warrants and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Sales Agent or by the Company, as the case may be, is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 23.    Absence of Fiduciary Relationship. Each of the Company and the Operating Partnership acknowledges and agrees that:

(c)    the Sales Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Operating Partnership or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Sales Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Sales Agent has advised or is advising the Company and/or the Operating Partnership on other matters, and the Sales Agent has no obligation to the Company or the Operating Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(d)    the public offering price of the Securities sold pursuant to this Agreement was not established by the Sales Agent;

(e)    it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(f)    the Sales Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(g)    it is aware that the Sales Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Sales Agent has no obligation to disclose such interests and transactions to the Company by virtue of any advisory or agency relationship or otherwise, except or required by applicable law; and

(h)    it waives, to the fullest extent permitted by law, any claims it may have against the Sales Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Securities under this Agreement and agrees that the Sales Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

SECTION 24.    Trial by Jury. Each of the Company and the Operating Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and the Sales Agent hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Sales Agent, the Company and the Operating Partnership in accordance with its terms.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

EXTRA SPACE STORAGE INC.

By:	/s/ Gwyn G. McNeal
Name:	Gwyn G. McNeal
Title:	Executive Vice President

EXTRA SPACE STORAGE LP

By: ESS Holdings Business Trust I, its General Partner

By:	/s/ Gwyn G. McNeal
Name:	Gwyn G. McNeal
Title:	Trustee

[Signature Page to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

BMO Capital Markets Corp.

By:	/s/ Eric Benedict
Authorized Signatory

[Signature Page to Equity Distribution Agreement]